UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street

Mattoon, Illinois 61938

(Address of Principal Executive Offices) (Zip Code)

(217) 235-3311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on October 2, 2020, in connection with the investment agreement, dated as of September 13, 2020 (the “Investment Agreement”) by and between Consolidated Communications Holdings, Inc. (the “Company”) and Searchlight III CVL, L.P. (the “Investor”), an affiliate of Searchlight Capital Partners, L.P.: (i) the Company issued to the Investor 6,352,842 shares (the “Initial Common Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) the Company agreed to issue to the Investor a subordinated note with an aggregate principal amount of approximately $395.5 million (the “Note”), which upon the occurrence of the closing of the Second Investment (as defined below) (the “Second Closing”) would become convertible into shares of a new series of preferred stock, par value $0.01 of the Company, to be designated the Company’s Series A Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and (iii) the Company and the Investor entered into a contingent payment right agreement (the “CPR Agreement”) pursuant to which the Company issued to the Investor a contingent payment right (the “Contingent Payment Right”) that was automatically convertible into shares of Common Stock subject to the terms and conditions of the Contingent Payment Right Agreement.

As also previously announced, on July 15, 2021, the Company received the final state public utility commission regulatory approval necessary for the conversion of the Contingent Payment Right into shares of Common Stock.  As a result, the Contingent Payment Right was automatically converted into 17,870,012 shares of Common Stock (the “First Additional Common Shares”), which shares were issued to the Investor on July 16, 2021.

The descriptions of the Investment Agreement, the Note and the CPR Agreement set forth herein are not complete and are qualified in their entirety by the full text of such documents, which are attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 14, 2020, as Exhibit A to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 14, 2020, and as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 2, 2020, respectively, each of which are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

On December 7, 2021, following the receipt of certain regulatory approvals and the satisfaction of certain other customary closing conditions set forth in the Investment Agreement, the Company and the Investor consummated the Second Closing, pursuant to which (i) the Investor invested an additional $75,000,000 into the Company (the “Additional Investment”) and received, among other things, an additional 15,115,899 shares of Common Stock (the “Second Additional Common Shares”) and (ii) the Note was issued to the Investor out of escrow.  Such shares, together with the Initial Common Shares and the First Additional Common Shares, constitute approximately 35% of the Company’s outstanding Common Stock after giving effect to such issuance.

Also on December 7, 2021, the Investor exercised its option to convert the Note into 434,266 shares of Series A Preferred Stock (the “Series A Preferred Shares”).  The terms of the Series A Preferred Stock are more fully described in Item 5.03 of this report, and the foregoing description is not complete and is qualified in its entirety by reference to the full text of the Series A Certificate (as defined in Item 5.03 of this report), which is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

The issuances of the Note, the Second Additional Common Shares and the shares of Series A Preferred Stock pursuant to the Investment Agreement and the Note are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 3.02 and Item 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the previously disclosed Governance Agreement, dated as of September 13, 2020, by and between the Company and the Investor, and effective as of the Second Closing on December 7, 2021, the Board of Directors of the

Company (the “Board”) increased its size from six to seven members and Andrew Frey, a designee of the Investor, was appointed as a member of the Board.

Mr. Frey will be entitled to receive similar compensation, benefits, reimbursement, indemnification and insurance coverage for his service as a director as the independent directors of the Company receive in connection with such service.  The Company’s non-employee director compensation program is described in further detail in its Proxy Statement for the 2021 Annual Meeting of Stockholders filed on March 17, 2021.

Except as described in this Current Report on Form 8-K, there are no transactions between Mr. Frey and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Frey and the Company will enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in substantially the form entered into with the Company’s other directors and executive officers and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2013.

Mr. Frey, age 46, is a partner at Searchlight Capital Partners, a global private equity firm.  Prior to joining Searchlight Capital Partners in 2011, Mr. Frey was a managing principal at Quadrangle Group where he primarily focused on telecommunications and technology investments.  Mr. Frey serves on the board of directors of each of Mitel Networks Corporation, Ziply Fiber, LLC and Global Risk Partners Limited.  Mr. Frey received a B.S. in finance and B.A.S. in systems engineering from the University of Pennsylvania.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 3.02 of this report is incorporated by reference into this Item 5.03.

The rights, preferences, privileges, qualifications, restrictions and limitations of the shares of Series A Preferred Stock are set forth in a Certificate of Designations filed by the Company with the Delaware Secretary of State on December 7, 2021 (the “Series A Certificate”).  Under the Series A Certificate, dividends on each share of Series A Preferred Stock will accrue daily on the Liquidation Preference at a rate of 9.0% per annum and will be payable semi-annually in arrears.  Dividends are payable (i) until October 2, 2025, either in cash or through an accrual of unpaid dividends, which are automatically added to the Liquidation Preference; and (ii) after October 2, 2025, solely in cash.  The “Liquidation Preference,” as of any given time, means $1,000 per share, as adjusted pursuant to the Series A Certificate.

The Series A Preferred Stock will rank senior to the Common Stock and each other class or series of capital stock the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights.

Under the Series A Certificate, the Company may, at its option redeem all or any part of the outstanding shares of Series A Preferred Stock at a purchase price per share in cash equal to the sum of the Liquidation Preference and accrued and unpaid dividends that have not been added to the Liquidation Preference with respect to such share.

The Applicable Premium (as defined in the Series A Certificate) may also be payable in connection with any such redemption.

The Series A Certificate includes certain consent rights for holders of the Series A Preferred Stock and covenants based on the covenants included in the Company’s indebtedness under the Company’s Credit Agreement, dated as of October 2, 2020 and the Company’s 6.50% unsubordinated secured notes due 2028, issued on October 2, 2020, as well as other customary consent rights and covenants.

The foregoing description of the Series A Certificate is not complete and is qualified in its entirety by reference to the full text of the Series A Certificate, which is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 7, 2021, the Company issued a press release announcing the consummation of the Second Closing, the Additional Investment and the issuance of the Note, the Second Additional Common Shares and the Series A Preferred Shares.  The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
3.1

Certificate of Designations of Series A Perpetual Preferred Stock, par value $0.01 per share, of Consolidated Communications Holdings, Inc., dated December 7, 2021, filed with the Secretary of State of Delaware on December 7, 2021.

99.1	Press Release dated December 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Date: December 7, 2021	By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer